CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


        As independent public accountants, we hereby consent to the use of our report (and to all references to our Firm) included in this Form S-3 Registration Statement and incorporated by reference into the Company's previously filed Registration Statements No. 33-14219, No. 33-14220 and No. 33-53024.

ARTHUR ANDERSEN LLP

Richmond, Virginia
June 17, 1996